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                                                                   EXHIBIT 4.2.1

             FIRST AMENDMENT TO FISCAL AND PAYING AGENCY AGREEMENT


          This First Amendment ("Amendment") to the Fiscal and Paying Agency Agreement dated as of January 29, 1996 (the "Original Indenture") by and among Youth Services International, Inc. ("the Company"), The Chase Manhattan Bank, N.A., New York, as Fiscal Agent, Paying Agent, Transfer Agent and Conversion Agent (the "Fiscal Agent"), the Chase Manhattan Bank, N.A., London, as Paying Agent, Conversion Agent and Transfer Agent, and Chase Manhattan Bank Luxembourg, S.A., as Paying Agent, Conversion Agent and Transfer Agent (collectively, and together with the Fiscal Agent, the "Agents"), is entered into as of this 31st day of March, 1999 by and among the Company, the Agents and Correctional Services Corporation, a Florida corporation ("CSC").

          WHEREAS, Section 7(l) of the Original Agreement provides that, in the case of certain mergers of the Company, the person obligated to issue securities upon conversion of the Securities (as defined in the Original Agreement) shall execute and deliver to the Fiscal Agent an amendment addressing certain issues;

          WHEREAS, the Company, CSC and Palm Merger Corporation, a Maryland corporation and wholly-owned subsidiary of CSC ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of September 23, 1998, as amended, (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into YSI (the "Merger") and each stockholder of YSI will receive .275 shares of the Common Stock of CSC, $.01 par value per share (the "CSC Common Stock") in exchange for each share of the Common Stock of YSI, $.01 par value per share, owned by such YSI stockholder;

          WHEREAS, the Section 7(l) of the Original Agreement is applicable to the Merger; and

          WHEREAS, the parties desire to amend the terms of the Original Agreement as set forth below, in accordance with the requirements of Section 7(l) of the Original Agreement;

          NOW THEREFORE, in consideration of the covenants and agreements contained herein, the Original Agreement is hereby amended as set forth below.

1.   Capitalized Terms.  Capitalized terms not otherwise defined herein shall
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     have the meanings set forth in the Original Agreement.

2.   Conversion of Securities.  Pursuant to the requirements of Section 7(l) of
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     the Original Agreement, each Security outstanding as of the date hereof shall automatically, without the consent of any holder, become convertible only into the number of shares of CSC Common Stock which the holder would have owned immediately after the Effective Time if the holder had converted the Security at the conversion price in effect immediately before the Effective Time, subject to adjustments as nearly equivalent as
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     may be practicable to the adjustments set forth in Section 7 of the
     Original Agreement and in Section 4 of the Registered Securities and Bearer Securities.

3.   Counterparts.  This Amendment may be executed in counterparts, each of
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     which shall constitute one agreement, binding on the parties, and each party hereby covenants and agrees to execute all duplicates or replacement counterparts of this Amendment as may be required.

4.   Agreement.  The terms and provisions of the Original Agreement, as amended
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     hereby, shall remain in full force and effect.  All references to the
     Agreement contained therein shall refer to the Original Agreement as amended hereby.

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                         YOUTH SERVICES INTERNATIONAL, INC.



                         By:   /s/ Mark S. Demilio
                            ---------------------------------------------
                            Name:  Mark S. Demilio
                            Title: Senior Vice President, Acting Chief
                                   Financial Officer and General Counsel

                         THE CHASE MANHATTAN BANK, N.A., New York, as Fiscal
                              Agent, Paying Agent, Conversion Agent and Transfer Agent


                         By:  /s/ Lucia Jaklitsch
                            ---------------------------------------------
                            Name:  Lucia Jaklitsch
                            Title: Assistant Vice President

                                        [ADDITIONAL SIGNATURES ON
                                             FOLLOWING PAGE]

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                         THE CHASE MANHATTAN BANK, N.A., London, as Paying
                              Agent, Conversion Agent and Transfer Agent


                         By: /s/ Lucia Jaklitsch
                            ---------------------------------------------
                            Name: Lucia Jaklitsch
                            Title: Assistant Vice President


                         CHASE MANHATTAN BANK LUXEMBOURG, S.A., as Paying Agent,
                              Conversion Agent and Transfer Agent


                         By:  /s/ Lucia Jaklitsch
                            ---------------------------------------------
                            Name:   Lucia Jaklitsch
                            Title:  Assistant Vice President


                         CORRECTIONAL SERVICES CORPORATION



                         By:  /s/ James F. Slattery
                            ---------------------------------------------
                            Name: James F. Slattery
                            Title: President and Chief Executive Officer

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